UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021 (September 16, 2021)

J2 Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Flower Street, 15th Floor

Los Angeles, California 90017

(Address of principal executive offices)

(323) 860-9200

Registrant’s telephone number, including area code

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 16, 2021, J2 Global, Inc. (“J2”) entered into a Fourth Amendment dated September 16, 2021 (the “Fourth Amendment”) to the Credit Agreement dated as of April 7, 2021, by and among J2, the subsidiaries of J2 party thereto as guarantors, Citicorp North America Inc. and MUFG Union Bank, N.A., as lenders (collectively, the “Lenders”) and MUFG Union Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”), as amended by the First Amendment to Credit Agreement dated as of June 2, 2021, the Second Amendment to Credit Agreement dated as of June 21, 2021, the Third Amendment to Credit Agreement dated as of August 20, 2021 and the Fourth Amendment (collectively, the “Credit Agreement”). As amended to date, the Credit Agreement provides for the issuance of a senior secured term loan under the Existing Credit Agreement, in an aggregate principal amount of $485,000,000 (the “Bridge Loan Facility”), and otherwise has the terms described in the Current Report on Form 8-K filed by J2 on June 3, 2021. Citicorp North America, Inc. has committed to provide $291 million of the Bridge Loan Facility and MUFG Union Bank, N.A. has committed to provide $194 million of the Bridge Loan Facility. As of September 16, 2021, $405 million principal amount was outstanding under the Bridge Facility and the Company expects to draw the full $485 million on or about September 23, 2021.

The foregoing description of the Credit Agreement is not complete and is qualified in its entirety by reference to the amendment filed in the Company’s Current Report on Form 8-K filed on June 3, 2021 and the amendments attached as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2021, J2 Global, Inc. (“J2 Global”) announced that its Board of Directors approved its previously announced separation into two independent publicly traded companies – J2 Global, Inc., which will be known as Ziff Davis, Inc. after the separation (“J2 Global” or “Ziff Davis”) and Consensus Cloud Solutions, Inc. (“Consensus”). The J2 Global Board of Directors declared a special dividend distribution of one share of Consensus common stock for every three shares of J2 Global common stock outstanding as of the close of business on October 1, 2021, the record date for the distribution. The separation is expected to be completed on October 7, 2021. J2 Global issued a press release entitled “J2 Global Board of Directors Approves Separation into Two Independent Publicly Traded Companies.” This press release is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibits 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the proposed spin-off transaction. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including market and other conditions and include uncertainties regarding expected operating performance and financial position of the companies after the separation, whether the transaction or the proposed debt tender offer can be completed with the proposed form, terms or timing, or at all, the costs and expected benefits of the proposed transaction, and the expected tax treatment of the transaction. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described in J2 Global’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by J2 Global with the SEC, and the “Risk Factors” section of the preliminary information statement included in the Registration Statement on Form 10 filed by Consensus with the SEC. J2 Global and Consensus assume no obligation to update these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Second, Third and Fourth Amendments to Credit Agreement by and among J2 Global, Inc., the subsidiaries of J2 Global, Inc. party thereto as guarantors, Citicorp North America Inc. and MUFG Union Bank, N.A., as lenders, and MUFG Union Bank, N.A., as administrative agent for the lenders.

99.1	Press release, dated September 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

/s/ Jeremy Rossen
Jeremy Rossen
Executive Vice President, General Counsel
Date: September 22, 2021